Exhibit 10.2

                              CONSULTING AGREEMENT

RECITALS

CONSULTING  AGREEMENT  entered into this 1st day of November 2009 by and between
Casey  Container,   Corp,  (the  "Company"),  and  Taste  of  Aruba  (US),  Inc.
("Consultant").

WHEREAS, the Company desires the services of Consultant for a term of one year ("Term") in the areas of Corporate Image Advertising, Business Development, and Business Strategy for the Company (the "Services") in connection with the Company's business, namely, biodegradable plastic bottle pre-form manufacturing (the "Business");

WHEREAS, in consideration for the Services, the Company shall pay the Consultant with its restricted common stock that shall be issued upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. PROVISION OF SERVICES

Duties of Consultant, The Consultant will provide such services and advice to the Company so as to advise the Company in business development, business strategy and corporate image. Without limiting the generality of the foregoing, Consultant will also assist the Company in developing, studying and evaluating proposals, prepare reports and studies thereon when advisable, and discussions pertaining thereof. Consultant would undertake such services under the direction of an individual to be appointed by the Company's President.

2. COMPENSATION

In consideration of Services rendered and to be rendered during the Term, the Company hereby agrees to compensate the Consultant by issuing one share of its restricted common stock for every two shares held by the Consultant's shareholders of record on January 1, 2010. Shareholders holding odd number of shares will be rounded down. The Consultant is responsible for expenses that occur as a result of this Agreement.

Consultant, and its shareholders, acknowledges that this issuance constitutes taxable compensation and that any tax liability related thereto shall be the responsibility of Consultant. In these regards, the Company will issue the Consultant the proper tax form, with the value of the shares being determined based upon the closing price of the Company's stock on the date of issuance.
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3. PROPERTY

All work performed by Consultant pursuant to this Agreement in connection with the Services or otherwise, including, without limitation, business and strategic plans and proposals, and however rendered, electronic or otherwise, and whether or not patentable or copyrightable (the "Products"), shall be deemed works-made-for-hire under United States copyright law and shall be the property of the Company. Consultant further agrees to and does hereby assign, transfer, and convey to the Company all of Consultant's right, title and interest in and to the Products, and in connection therewith, to execute and deliver such documents and take other steps, in order to enable the Company, in its sole discretion, to obtain grants of patent and registration of copyright and trademark, both domestic and foreign, in connection with the Products.

4. CONFIDENTIAL INFORMATION

The Company has developed and is the owner of highly valuable and unique confidential and proprietary technical information related to the Business, as well as business and financial information related thereto (the "Confidential Information"). Notwithstanding the foregoing, "Confidential Information" shall not include and the provisions of this Agreement will not apply to any information disclosed by the Company and/or Consultant (1) if such information is demonstrated to be generally available to the public at the time of its disclosure to Consultant; (2) after the time, if any, that such information becomes generally available to the public without any breach by Consultant; (3) was already in Consultant's possession at the time of disclosure to Consultant (whether such time of disclosure is before or after the date hereof); (4) is developed by Consultant independently of the Services; or (5) was lawfully received by Consultant from a third party without restrictions on disclosure or use.

Using  no  less  effort  than  the   Consultant   would  use  to  maintain   the
confidentiality of his own confidential and proprietary information, the Consultant shall maintain in strict confidence and shall not disclose at any time, without the prior written consent of the Company, any of the Confidential Information to any other person or entity, unless such information has entered the public domain through lawful means, without violation of this Agreement, or pursuant to requirements of law or court order.

5. SEVERABILITY

In the event that any one or more provisions herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

6. NO ASSIGNMENT

Consultant's obligations hereto with respect to provision of Services shall not be assignable to any other person without the express written consent of the Company.

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7. TERMINATION

This Agreement may be terminated in writing with the signatures of both the Consultant and the Company. Unless so terminated, this Agreement shall remain in effect for the entire Term. Further, if the Consultant is terminated without cause, the Company shall continue to pay the Consultant the full compensation due, as described in Section 2 of this Agreement, for the remaining Term of this agreement.

8. MISCELLANEOUS

This Agreement (I) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior understandings and agreements as to such subject matter; (ii) may be amended or modified only by a writing executed by the party against whom enforcement is sought; (iii) shall inure to the benefit of and be binding upon the respective heirs, administrators, personal representatives, successors and assigns of the parties hereto; and (iv) shall be governed by and construed in accordance with the laws of Arizona.

IN WITNESS WHEREOF, the parties hereto have executed this Consultant Agreement as of the date and year first above written.

CONSULTANT:


/s/ Edward C. Heisler
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Edward C. Heisler, President & COO

COMPANY:


/s/ Thomas Casey
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Thomas Casey, President & COO


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